EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ORGANIC AGRICULTURAL COMPANY LIMITED. (the “Company”) on Form 10-Q for the quarter ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yongmei Cao, as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Yongmei Cao	Dated: February 14, 2019
Yongmei Cao
Title:	Chief Financial Officer (Principal Financial Officer)

This certification is being furnished to the SEC as an exhibit to the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.